Exhibit 99.1

PDS Biotech Reports Median Overall Survival (OS) of 21 Months in Advanced, Refractory Cancer Patients Having Few Remaining Treatment Options and with Reported Historical Survival of 3-4 months

Median OS of 21 months in 29 checkpoint inhibitor (CPI) refractory HPV16-positive cancer patients in National Cancer Institute-led Phase 2 clinical trial of PDS0101 triple combination

Florham Park, NJ, December 28, 2022 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, today announced expanded interim data in a Phase 2 clinical trial investigating the PDS0101-based triple combination therapy in advanced human papillomavirus (HPV)-positive cancers.  The triple combination of PDS0101 with the tumor-targeting IL-12 fusion protein M9241 (formerly known as NHS-IL12), and bintrafusp alfa, a bifunctional fusion protein targeting two independent immunosuppressive pathways (PD-L1 and TGF-β), is being studied in CPI-naïve and CPI-refractory patients with advanced HPV-positive anal, cervical, head and neck, vaginal, and vulvar cancers.

The triple combination Phase 2 trial (NCT04287868) is being conducted at the Center for Cancer Research (CCR) at the National Cancer Institute (NCI), one of the Institutes of the National Institutes of Health.

All patients in the study had failed prior treatment with chemotherapy and 90% had failed radiation treatment. The interim efficacy data (n=50) involves 37 HPV16-positive evaluable patients, including 29 patients who have, in addition, failed treatment with CPIs (CPI refractory). Highlights of the expanded interim data are as follows and are consistent with the results presented at American Society of Clinical Oncology (ASCO) Annual Meeting 2022 and prior interim data announced in October:

•	Median OS is 21 months in 29 checkpoint inhibitor refractory patients who received the triple combination. The reported historical median OS in patients with CPI refractory disease is 3-4 months.
•
In CPI naïve subjects, 75% remain alive at a median follow-up of 27 months.  As a result, median OS has not yet been reached.    Historically median OS for similar patients with platinum experienced CPI naïve disease is 7-11 months.

•	Objective response rate (ORR) in CPI refractory patients who received the optimal dose of the triple combination is 63% (5/8). In current approaches ORR is reported to be less than 10%.
•	ORR in CPI naïve patients with the triple combination is 88%. In current approaches ORR is reported to be less than 25% with FDA-approved CPIs in HPV-associated cancers.
•
Safety data have not changed since October’s update.  48% (24/50) of patients experienced Grade 3 (moderate) treatment-related adverse events (AEs), and 4% (2/50) patients experienced Grade 4 (severe) AEs, compared with approximately 70% of patients receiving the combination of CPIs and chemotherapy reporting Grade 3 and higher treatment-related AEs.

“The expanded data continue to demonstrate the durability and tolerability of the PDS0101-based triple combination therapy in advanced HPV-positive cancers, an extremely challenging population of refractory and previously untreatable HPV-positive patients,” stated Dr. Frank Bedu-Addo, President and Chief Executive Officer of PDS Biotech. “We are pleased to see the continued consistency in the data with each update and we look forward to meeting with the FDA to discuss the registrational pathway.”

Both M9241 and bintrafusp alfa are owned by Merck KGaA, Darmstadt, Germany, and its affiliates.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune® and Infectimune™ T cell-activating technology platforms. We believe our targeted Versamune® based candidates have the potential to overcome the limitations of current immunotherapy by inducing large quantities of high-quality, potent polyfunctional tumor specific CD4+ helper and CD8+ killer T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the potential to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV-positive cancers in multiple Phase 2 clinical trials. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0101

PDS Biotech’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-positive cancers. In partnership with Merck & Co., PDS Biotech is evaluating a combination of PDS0101 and KEYTRUDA® in a Phase 2 study in first-line treatment of recurrent or metastatic head and neck cancer, and also in second line treatment of recurrent or metastatic head and neck cancer in patients who have failed prior checkpoint inhibitor therapy. A Phase 2 clinical study is also being conducted in both second- and third-line treatment of multiple advanced HPV-positive cancers in partnership with the National Cancer Institute (NCI). A third phase 2 clinical trial in first line treatment of locally advanced cervical cancer is being performed with The University of Texas, MD Anderson Cancer Center.

KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
pdsb@cg.capital

Media
Tiberend Strategic Advisors, Inc.
Dave Schemelia
Phone: +1 (609) 468-9325
dschemelia@tiberend.com

Bill Borden
Phone: +1 (732) 910-1620
bborden@tiberend.com